                                                                 EXHIBIT 11.1

                               XTRA CORPORATION
          EARNINGS PER SHARE AND WEIGHTED AVERAGE SHARES OUTSTANDING
          ----------------------------------------------------------
                                  CALCULATION
                                 ------------
             FOR THE THREE MONTHS ENDED DECEMBER 31, 1996 AND 1995
                (MILLIONS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                             Three Months Ended
                                                December 31,
                                           -----------------------
                                              1996         1995
                                           ---------     ---------
Net Income                                  $  13.1       $  13.9
                                            =======       =======
Weighted average number of fully
 diluted common
     shares outstanding (in thousands)       15,318        16,431

Earnings per fully diluted common share     $  0.85       $  0.85
                                            =======       =======
Computation of Primary Shares
 Outstanding (in thousands)
-------------------------------

Weighted average common shares               15,299        16,396
 outstanding

Common stock equivalents for primary
 EPS:                                            17            35
                                            -------       -------
Weighted average number of common
     shares outstanding (primary)            15,316        16,431
                                            =======       =======

Computation of Fully Diluted Shares
 Outstanding (in thousands)
-----------------------------------

Weighted average common shares
 outstanding                                 15,299        16,396

Common stock equivalents for fully
 diluted EPS:                                    19            35
                                            -------       -------
Weighted average number of common
     shares outstanding (fully diluted)      15,318        16,431
                                            =======       =======